UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2020

SPX FLOW, INC.
(Exact Name of Registrant as specified in Charter)

Delaware	1-37393	47-3110748
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

13320 Ballantyne Corporate Place
Charlotte, North Carolina 28277
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (704) 752-4400

NOT APPLICABLE
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	FLOW	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company: ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition and Disposition of Assets.
As previously announced, on November 24, 2019, SPX FLOW, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Sale Agreement”) with Boardwalk Parent LLC, a Delaware limited liability company (the “Buyer”) and an affiliate of Apollo Global Management, LLC, pursuant to which the Company agreed to, indirectly through certain of its subsidiaries, sell certain businesses of the Company’s former Power and Energy reportable segment (other than Bran+Luebbe brand products) (collectively, the “P&E Business”) to the Buyer (the “Transaction”). The Transaction was completed on March 30, 2020 (the “Closing Date”). As previously announced, the purchase price in the Transaction was $475 million, subject to adjustment based upon the level of net working capital and cash and debt of the P&E Business at the Closing Date and in respect of certain debt-like items. On the Closing Date, the Company received net proceeds of approximately $400 million in payment of Transaction consideration.
The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Sale Agreement and the transactions contemplated thereby or a complete explanation of the material terms thereof. The foregoing description is subject to and qualified in its entirety by reference to the text of the Sale Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on November 25, 2019, and which is incorporated herein by reference.
Item 5.02. Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 30, 2020, the employment of Jose Larios as the Company’s President, Power & Energy, was terminated to permit him to accept employment with an affiliate of the Buyer in connection with the Transaction.
Item 9.01. Financial Statements and Exhibits.
(b) No pro forma financial statements reflecting the impact of the Transaction are provided in this report, as the P&E Business disposed of in the Transaction was classified as discontinued operations in the Company’s consolidated statements of operations for the fiscal years ended December 31, 2019, 2018 and 2017 included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, the assets and liabilities of the P&E Business were reflected as “assets of discontinued operations – current” and “liabilities of discontinued operations – current”, respectively, in the Company’s consolidated balance sheet as of December 31, 2019 included in such Annual Report on Form 10-K, and the cumulative foreign currency translation adjustment balance of the P&E Business of $155.0 million included in the Company’s “Accumulated Other Comprehensive Loss” balance of $426.5 million in its consolidated balance sheet as of December 31, 2019 is described in Note 4 of Notes to Consolidated Financial Statements included in Part II, Item 8 of such Form 10-K.
(d) Exhibits:

Exhibit No.	Description
2.1	Purchase and Sale Agreement dated as of November 24, 2019 between SPX FLOW, Inc. and Boardwalk Parent LLC, incorporated by reference from the Company’s Current Report on Form 8-K filed on November 25, 2019 (file no. 1-37393).
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX FLOW, Inc.

Date: April 3, 2020	By:	/s/ Peter J. Ryan
Peter J. Ryan
Vice President, Secretary and General Counsel